Exhibit 5.1

              Skadden, Arps, Slate, Meagher & Flom (Illinois)







                                                   April 17, 2000

Classic Communications, Inc.
515 Congress Ave., Suite 2626
Austin, Texas  78701

       Re: Registration Statement on Form S-8 of Classic Communications, Inc.
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               We have acted as special counsel to Classic Communications,
Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 2,597,500 shares (the "Shares") of Class A voting common stock of the Company, par value $0.01 per share (the "Common Stock"). The Shares include (i) 2,000,000 shares of Common Stock to be issued pursuant to or reserved for issuance under the Classic Communications, Inc. 1999 Omnibus Stock Incentive Plan (the "1999 Plan") and (ii) 597,500 shares of Common Stock which are issuable upon the exercise of non-qualified options to purchase Common Stock which have been granted to various employees and directors of the Company pursuant to award agreements dated as of August
25, 1999 and December 7, 1999 (together with the 1999 Plan, the "Plans"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

               In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. We assume that the Company will have at the time of issuance of any Shares under the Plans at least that number of authorized but unissued shares of Common Stock equal to the number of Shares to be issued pursuant to the Plans.

               In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

                      (a)    the Registration Statement;

                      (b)    the Plans;

                      (c) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, as presently in effect;

                      (d)    a specimen certificate representing the
                             Shares; and

                      (e) copies of certain resolutions of the Board of Directors of the Company relating to the Plans, the Shares and related matters.

               We express no opinion as to the laws of any jurisdiction other the General Corporation Law of the State of Delaware.

               Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, subject to the Company completing all procedures required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plans, the Shares, when issued and delivered against payment therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,

                      /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)